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                                                                    Exhibit 23.3


                        Consent of Roche Group Auditors


We hereby consent to the use in the Proxy Statement/Prospectus of Genentech Inc. of our report dated 27 April 1995 which appears in such Proxy Statement/ Prospectus and relates to the consolidated financial statements of the Roche Group which have been extracted from the 1994 Annual Report. We also consent to the reference to us under the heading "Experts" in such Proxy Statement/ Prospectus.


Price Waterhouse AG


Jack W. Flamson                            Ralph R. Reinertsen
Certified Public Accountant                Certified Public Accountant


                               Auditors in charge


Basel, Switzerland
7 September 1995